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                                                                    Exhibit 10.3

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of August, 2002 (the "Effective Date"), by and among CRESCENT JEWELERS, a California corporation (the "Company"), CRESCENT JEWELERS, INC., a Delaware corporation (the "Parent"), and FRIEDMAN'S INC., a Delaware corporation (the "Purchaser").

         WHEREAS, the Company has offered to sell to the Purchaser $50,000,000 of the Company's Series A Preferred Stock (the "Preferred Stock"), and the Purchaser is willing to purchase the Preferred Stock, subject to the terms and conditions hereof;

         WHEREAS, the parties wish to evidence the sale of the Preferred Stock by entering into this Agreement pursuant to which the Purchaser shall purchase, and the Company shall issue and sell 1,000,000 shares of the Preferred Stock; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement, and the Purchaser has approved this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. ISSUANCE AND SALE OF PREFERRED STOCK.

         1.1 AUTHORIZATION OF PREFERRED STOCK. The Company has authorized the issuance and sale of the Preferred Stock as set forth in and pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), which are attached hereto as Exhibit A, and which have been filed with the Secretary of State of the State of California. The Preferred Stock shall have the rights, privileges and preferences set forth in the Articles.

         1.2 PURCHASE AND SALE OF PREFERRED STOCK. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Preferred Stock for an aggregate purchase price of $50,000,000 (the "Purchase Price") or $50 per share.

         1.3 CLOSING. The sale and purchase of the Preferred Stock shall occur at the offices of Jenkens & Gilchrist, 55 South Lake Avenue, Suite 650, Pasadena, California 91101 or such other location as the Company and the Purchaser shall agree in writing, on August 28, 2002 at 11:00 a.m. EST (the "Closing Date"). The delivery of the Preferred Stock shall be made to the Purchaser against payment by wire transfer of immediately available funds to an account designated in writing by the Company. If on the Closing Date the Company shall fail to tender the Preferred Stock to the Purchaser as provided in this
Section 1.3, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to the Purchaser's satisfaction, at the Purchaser's election, the Purchaser shall be relieved of all obligations under this Agreement,


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without thereby waiving any other rights the Purchaser may have by reason of such failure or such non-fulfillment.

         1.4 USE OF PROCEEDS. The proceeds of the sale of the Preferred Stock shall be used by the Company to pay down the Senior Indebtedness.

         1.5 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 12.1 hereof; references to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement.

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES.

         The Parent and the Company hereby jointly and severally represent and warrant to the Purchaser as follows:

         2.1 CAPITAL STOCK; SUBSIDIARIES.

                  (a) The authorized Capital Stock of the Company consists of
(i) 2,000,000 shares of common stock, no par value, 1,000 of which are issued and outstanding and held by the Parent and (ii) 2,000,000 shares of preferred stock, no par value, none of which are issued or outstanding immediately prior to the execution of this Agreement. All such outstanding shares have been validly issued and are fully paid, non-assessable shares, and free of preemptive rights. No shares of the Capital Stock of the Company are held on the date hereof in the treasury of the Company. The issuance and sale of all such shares have been in full compliance with all applicable federal and state securities laws. There are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. To the Company's knowledge, there are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of the Company. The shares of the Company's common stock are vested with all of the voting rights in the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

                  (b) The Company's sole Subsidiary is Sparkle Insurance Company, a corporation organized under the laws of the Turks and Caicos, British West Indies. All of the outstanding shares of Capital Stock of the Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Liens other than Liens in favor of, or for the benefit of, the Senior Lenders.

         2.2 ORGANIZATION AND AUTHORITY. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority (corporate and other) to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted, to offer, issue, sell and deliver the Preferred Stock, to enter into this Agreement and the Other Agreements and to perform its obligations under this Agreement, the Articles and the Other Agreements and (iii) has duly qualified to do business as a foreign corporation and is in good standing in every


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jurisdiction in which the failure to so qualify would materially and adversely effect the business, earnings, prospects, properties or condition (financial or other) of the Company and its Subsidiary, taken as a whole (an "MAE").

         2.3 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. The Company has delivered to the Purchaser (i) consolidated financial statements of the Parent, the Company and the Subsidiary for the Fiscal Years ended July 31, 2000 and 2001, including consolidated audited balance sheets, consolidated statements of income, consolidated statements of shareholders equity, and consolidated statements of cash flows, together with the opinions thereon of Ernst & Young LLP, independent certified public accountants, and (ii) unaudited balance sheets, consolidated statements of income, consolidated statements of shareholders equity, and consolidated statements of cash flows financial statements of the Parent, the Company and the Subsidiary as of and for each Fiscal Quarter since July 31, 2001 (such financial statements, collectively, are hereinafter referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the respective periods, are correct and complete copies thereof, and fairly present in all material respects the financial position of the Parent, the Company and the Subsidiary as of the respective dates of the balance sheets included therein and the results of operations of the Parent, the Company and the Subsidiary for the respective periods covered by the statements of income and cash flows, provided, however, that the unaudited financial statements referred to in the foregoing clause (ii) lack footnotes and other presentation items and are subject to normal year-end adjustments in accordance with the ordinary course of business consistent with past practice, none of which would, either individually or in the aggregate, be material to the Parent, the Company and the Subsidiary, taken as a whole. Except as set forth in the Financial Statements, neither the Parent, the Company nor the Subsidiary has any material obligation or liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which, either individually or in the aggregate, would be material to the Parent, the Company or the Subsidiary that is not disclosed by the Financial Statements other than liabilities incurred since July 31, 2002 in the ordinary course of business which, either individually or in the aggregate, are not material to the financial condition of the Parent, the Company or the Subsidiary or the conduct of their business. Neither the Parent nor the Company knows of any reasonable basis for the assertion against the Parent, the Company or the Subsidiary of any liability or obligation of any nature whatsoever that would be required by GAAP to be disclosed in the Financial Statements that is not disclosed.

         2.4 CHANGES. Since July 31, 2002, there has not been any change in the assets, liabilities, business, earnings, properties or condition (financial or other) of the Parent, the Company and the Subsidiary, taken as a whole, from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that have not had and are not reasonably likely to have an MAE.

         2.5 LICENSES, REGISTRATIONS, ETC. The Company and its Subsidiary own or possess, and hold free from burdensome restrictions or known conflicts with the rights of others, all licenses, registrations, franchises, permits, copyrights, trademarks, service marks, trade names and patents and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, and are in compliance with the terms and conditions, if


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any, of all such franchises, licenses, registrations, permits, rights of way, easements, consents, copyrights, trademarks, service marks, trade names and patents and the terms and conditions of any agreements relating thereto, except for such conflicts or noncompliance which, either individually or in the aggregate, are not reasonably expected to have an MAE.

         2.6 TITLE TO PROPERTIES; LEASES. The Company and its Subsidiary each has good and valid title to the properties reflected as being owned by it on the Financial Statements, as well as to the properties acquired since the date of the most recent Financial Statement (except property disposed of since said date in the ordinary course of business) and none of such properties is subject to any Lien other than Permitted Liens. The Company and its Subsidiary each has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default.

         2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the Company nor its Subsidiary is (a) in violation of any term of its charter or by-laws, or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued the consequences of which default would be to permit the holder or holders of such Indebtedness, or any trustee or agent acting on behalf of such holder or holders, to accelerate the maturity of any such Indebtedness or to require that any such Indebtedness be prepaid prior to its stated maturity or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, the consequences of which default would reasonably be expected to have an MAE. As of the date hereof, neither the Company nor its Subsidiary is in default with respect to, or has failed (which failure has not been remedied) to make at the time contemplated, payment of any dividends or any mandatory redemption payments of any preferred stock or any principal of, or premium or interest on, any Indebtedness for Money Borrowed. Neither the execution, delivery or performance of this Agreement and the Other Agreements nor the offer, issuance, sale, delivery or performance of the Preferred Stock does or will (A) conflict with or violate the charter or by-laws of the Company or its Subsidiary, (B) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiary pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement referred to in this
Section 2.7 to which the Company or its Subsidiary is a party or by which they are bound or by which any of their properties are affected (the consequences of which could reasonably be expected to have an MAE), or (C) require the consent of, or other action by, any trustee, shareholder or creditor of, any lessor to or any investor in, the Company or its Subsidiary, other than for the consents and actions described on Schedule 2.7, all of which have been obtained or taken or none of which would have an MAE.

         2.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor its Subsidiary is a party to or bound by (nor are any of their respective properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any


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governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which has an MAE. Neither the Company nor its Subsidiary is a party to any material contract or agreement with any Affiliate, which contract or agreement is on terms that are less favorable to it than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         2.9 COMPLIANCE WITH LAW, ETC. Each of the Company and its Subsidiary is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, would reasonably be expected to have an MAE. Neither the execution, delivery or performance of this Agreement and the Other Agreements nor the offer, issuance, sale, delivery or performance of the Preferred Stock does or will cause the Company or its Subsidiary to be in violation of any law or ordinance, writ, injunction or decree or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal or state agency, or to the Company's and its Subsidiary's knowledge, of any county, municipal or other governmental or public authority or agency.

         2.10 COMPLIANCE WITH ERISA.

                  (a) The term "Plan" shall mean each "employee benefit plan" as defined in Section 3(3) of ERISA sponsored by the Company or its Subsidiary. Neither the Company, its Subsidiary or any ERISA Affiliates maintain any employee benefit plan subject to Title IV of ERISA (a "Title IV Plan").

                  (b) The term "party in interest" shall have the meaning assigned thereto in Section 3(14) of ERISA; the term "prohibited transaction" shall have the meaning assigned thereto in Section 4975 of the Code and Section 406 of ERISA; the term "accumulated funding deficiency" shall have the meaning assigned thereto in Section 412 of the Code and Section 302 of ERISA.

                  (c) Except as set forth in Schedule 2.10, no Plan holds any assets invested in "employer securities" within the meaning of Section 407(d) of ERISA.

                  (d) The Company and its Subsidiary have not engaged in a prohibited transaction that would subject the Company or its Subsidiary to a material tax or penalty which would be reasonably expected to have an MAE.

                  (e) Provided that the representations and warranties of the Purchaser set forth in Section 3.5 are true and accurate in all respects, neither the execution and delivery of this Agreement and the Other Agreements nor the offer, issuance, sale and delivery of the Preferred Stock by the Company or the consummation of the transactions contemplated hereby and thereby will involve or constitute a prohibited transaction.

                  (f) Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state statutes, no Plan provides medical, life insurance or


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other welfare benefits to or with respect to former employees or independent contractors of the Company or any ERISA Affiliate.

                  (g) Except as would not reasonably be expected to have an MAE: each Plan is in substantial compliance with ERISA, the Code and applicable law; no Title IV Plan has an accumulated funding deficiency, whether or not waived; no proceedings have been instituted by the PBGC nor has any other Person taken action to terminate any Title IV; neither the Company, its Subsidiary nor any ERISA Affiliate has incurred any material unfunded liability to or on account of a Title IV Plan; and no condition exists which could reasonably be expected to present a material risk to the Company or any ERISA Affiliate of incurring such a liability. None of the Plans is, nor has the Company, its Subsidiary or any ERISA Affiliate within the last six years been obligated to make any contributions to, a "multi-employer plan" within the meaning of Section 4001 of ERISA.

         2.11 PENDING LITIGATION, ETC. There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company or its Subsidiary) in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened in writing against the Company, its Subsidiary or any of their respective properties that, either individually or in the aggregate, (a) would have an MAE, or (b) questions the validity or enforceability of this Agreement, the Articles or the Other Agreements other than, in each case, as set forth on Schedule 2.11. Neither the Company nor its Subsidiary is in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel, which would have an MAE.

         2.12 TAXES. All federal, state and other tax returns of the Company and its Subsidiary required by law to be filed have been duly filed or a valid extension for such filing has been obtained, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiary or upon any of their respective properties, incomes or assets that are due and payable have been paid, except where such failure to file or pay would have an MAE. No extensions of the time for the assessment of deficiencies have been granted by the Company or its Subsidiary. The Company does not know of any proposed, asserted, or assessed tax deficiency against it or its Subsidiary that would be material to the condition (financial or other) of the Company and its Subsidiary, taken as a whole. Neither the Company nor its Subsidiary is a party to, bound by or obligated under any tax sharing or similar agreement. There are no Liens on any properties or assets of the Company or its Subsidiary imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge which is due and owing, except Liens for taxes, assessments or other governmental charges either not delinquent, or the validity of which is being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP. The charges, accruals and reserves, if any, on the books of the Company and its Subsidiary in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with generally accepted accounting principles, and the Company knows of no additional unpaid assessments for such periods or of any basis therefor. There are no applicable taxes or other governmental charges or governmental fees payable by the


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Company or its Subsidiary in connection with the execution and delivery of this
Agreement and the Other Agreements or the offer, issuance, sale and delivery of the Preferred Stock.

         2.13 INVESTMENT COMPANY ACT. The Company is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor its Subsidiary is an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

         2.14 OUTSTANDING SECURITIES. All securities of the Company and its Subsidiary have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

         2.15 CORPORATE PROCEEDINGS. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Agreement and the Other Agreements and the offer, issuance, sale and delivery of the Preferred Stock and the performance of all obligations to be performed by it hereunder and thereunder.

         2.16 CONSENT, ETC. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to (in each case that has not been obtained or made, as appropriate) (a) any federal, state or local governmental or public authority or agency, or (b) any shareholder, creditor, lessor or other non-governmental Person, is or was required for the valid execution, delivery and performance of this Agreement, the Other Agreements or the valid offer, issuance, sale, delivery and performance of the Preferred Stock. The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted or as proposed to be conducted and which the failure to so obtain, make or give would have an MAE.

         2.17 COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Company and its Subsidiary each is, and will continue to be, in compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or processed by-products for which failure to comply could have an MAE, and neither the Company nor its Subsidiary is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, the failure to comply with which would reasonably be expected to have an MAE. All licenses, permits or registrations required for the business of the Company and its Subsidiary, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been secured (or application for, or


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application for transfer thereof, have been made) and each of the Company and its Subsidiary is in substantial compliance therewith.

                  (b) No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants as defined under the Clean Water Act, is presently occurring or has in the past occurred on or from any property owned or leased by the Company or its Subsidiary in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state law governing the protection of health and the environment or under any other federal, state, or local laws or regulations.

                  (c) Neither the Company nor its Subsidiary has ever, except in accordance with applicable laws or regulations, (i) owned, occupied or operated a site or structure on or in which (to the Company's knowledge) any hazardous substance was or is stored, transported or disposed of, (ii) transported or arranged for the transportation of any hazardous substance or (iii) caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any release or threatened release, or that it may be required to pay the costs or expenses incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release of any hazardous substance from any site or structure owned, occupied or operated by the Company or its Subsidiary.


         2.18 FULL DISCLOSURE. Neither this Agreement nor any Financial Statement referred to in Section 2.3 hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         2.19 VALIDITY OF AGREEMENTS AND PREFERRED STOCK. This Agreement and the Other Agreements have been duly executed and delivered by the Parent and the Company and constitute the legal, valid and binding obligation of the Parent and the Company, enforceable against them in accordance with their terms, subject in each case to applicable principles of equity and bankruptcy and insolvency law. Upon receipt by the Company of payment for the Preferred Stock as provided in this Agreement, the Preferred Stock will have been duly issued by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject in each case to applicable principles of equity and bankruptcy and insolvency law.

         2.20 LABOR RELATIONS. Except as disclosed on Schedule 2.20, neither the Company nor its Subsidiary is engaged in any unfair labor practice, unjust dismissals or employment discrimination that would have an MAE. There is (a) no charge or complaint pending or, to the Company's knowledge, threatened against the Company or its Subsidiary before the National Labor Relations Board or before the Equal Employment Opportunity Commission or any federal, state, local or foreign agency or court responsible for the prevention of unlawful employment practices or breaches of employment contracts that would have an MAE, (b) no grievance or


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arbitration proceedings pending, or to the Company's knowledge, threatened against the Company or its Subsidiary, (c) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or its Subsidiary, (d) no union representation question existing with respect to the employees of the Company or its Subsidiary and no union organizing activities are taking place with respect to any thereof, and (e) no collective bargaining agreement currently in existence to which the Company or its Subsidiary is a party.

         2.21 BROKER'S OR FINDER'S COMMISSIONS. Except as disclosed on Schedule 2.22, no broker's or finder's placement fee or commission will be payable by the Company with respect to the issuance and delivery of the Preferred Stock or any of the transactions contemplated hereby. The Company will hold the Purchaser harmless from any claim, demand or liability for broker's or finder's placement fees or commissions (other than any such fees or commissions payable by or to the Purchaser), whether or not payable by the Company, alleged to have been incurred in connection with this transaction.

         2.22 INSURANCE. The Company and its Subsidiary have, with respect to the properties and business of the Company and its Subsidiary, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

         2.23 OFFEREES. The Company represents that neither the Company nor any Person acting as its agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Stock has, either directly or through any agent, offered any of the Preferred Stock or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than the Purchaser. The Company agrees that neither it nor any agent will on behalf of it, sell or offer any of the Preferred Stock or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of the Preferred Stock within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

SECTION 3. REPRESENTATIONS OF THE PURCHASER.

         The Purchaser represents and warrants to the Company as follows:

         3.1 EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY. The Purchaser has the right and corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the Other Agreements, and its officers or agents executing and delivering this Agreement and the Other Agreements are duly authorized to do so. This Agreement and the Other Agreements have been

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duly and validly executed and delivered and constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms.

         3.3 INVESTOR STATUS. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). It understands and acknowledges that the Preferred Stock has not been registered under the Securities Act or any other applicable securities law, is being offered in transactions not requiring registration under the Securities Act or any other securities laws, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in Section 3.4.

         3.4 INVESTMENT FOR OWN ACCOUNT; RESTRICTION ON TRANSFER. The Purchaser is purchasing the Preferred Stock for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws. The Purchaser agrees, and each Person to whom the Preferred Stock is offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (collectively, "transferred"), in whole or in part, will agree, to transfer such Preferred Stock only to the Purchaser, or a Subsidiary of the Purchaser which is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, that is acquiring such Preferred Stock (or any interest therein) for its own account and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other securities law, or pursuant to any other available exemption from the registration requirements of the Securities Act and the requirements of any other securities laws.

         3.5 NO ERISA PLAN ASSETS. The Preferred Stock will not be purchased with the assets of any pension plan, profit-sharing plan, retirement plan, individual retirement account, individual retirement annuity, employee benefit plan or other plan or arrangement subject to Title I of ERISA or Code Section 4975.

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE PREFERRED STOCK.

         The Purchaser's obligation to purchase and pay for the Preferred Stock hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions unless otherwise waived by the Purchaser in writing:

         4.1 PURCHASE AGREEMENT. The Company shall have executed and delivered this Agreement to the Purchaser.

         4.2 PREFERRED STOCK CERTIFICATE. A certificate representing the Preferred Stock, issued in the name of the Purchaser shall have been duly executed and delivered by the Company.

         4.3 PERFORMANCE OF OBLIGATIONS. The Company shall have performed all of its obligations to be performed hereunder prior to or on the Closing Date, and the Purchaser shall have received an Officer's Certificate from the Company, dated the Closing Date, to such effect.

         4.4 REPRESENTATIONS TRUE. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         4.5 SENIOR LOAN AGREEMENT. The Purchaser shall have received an Officer's Certificate of the Company attaching a fully executed copy of the Senior Loan Agreement and certifying that such document is a true and complete copy thereof, and that neither the offer, issuance, sale or delivery of the Preferred Stock by the Company nor the execution, delivery or performance of this Agreement or the Other Agreements does or will conflict with or result in a breach of, or constitute a default under, such Senior Loan Agreement.

         4.6 SUBORDINATION AGREEMENT. The Purchaser shall have received an Officer's Certificate of the Company attaching a fully executed copy of the Subordination Agreement and certifying that such document is a true and complete copy thereof, and that neither the offer, issuance, sale or delivery of the Preferred Stock by the Company nor the execution, delivery or performance of this Agreement or the Other Agreements does or will conflict with or result in a breach of, or constitute a default under, such Subordination Agreement.

         4.7 LEGALITY. The Preferred Stock shall qualify as a legal investment for the Purchaser under all applicable laws, and the Purchaser's purchase thereof shall not cause the Purchaser to be subject to any onerous or materially burdensome legal requirement or penalty.

         4.8 PROCEEDINGS, INSTRUMENTS, ETC. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and all instruments incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser and its counsel shall have received copies of all documents that they may reasonably request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance reasonably satisfactory to the Purchaser and its counsel).

SECTION 5. EXPENSES.

         The Company agrees to indemnify the Purchaser from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Preferred Stock, the Other Agreements, and any documents executed in connection therewith.

SECTION 6. CERTAIN SPECIAL RIGHTS.

         6.1 HOME OFFICE PAYMENT. Subject to the terms of the Articles, the Company will punctually pay in immediately available funds by 12:00 noon, New York, New York time on the date payment is due all amounts payable to the Purchaser with respect to any Preferred Stock held by the Purchaser or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address for such purpose specified below the Purchaser's name in Schedule 6.1 hereto, or at any other address as the Purchaser may direct in writing; provided, however, that the information set forth with respect to the Purchaser in Schedule 6.1 hereto shall be deemed notice sufficient to permit payment in accordance with this
Section 6.1. The Purchaser agrees that if it sells, assigns or transfers any Preferred Stock, the Purchaser shall, prior to any such sale, assignment or transfer, make a proper notation thereon of the amounts paid with respect to such Preferred Stock as of the date of such sale, assignment or transfer.

         6.2 DELIVERY EXPENSES. If the Purchaser surrenders any Preferred Stock pursuant to this Agreement, or if the Company issues any new certificate representing Preferred Stock pursuant to this Agreement, the Company shall pay all reasonable costs and expenses of delivery of the surrendered Preferred Stock and any certificate or certificates issued in exchange or replacement for, or on registration of transfer of, the surrendered Preferred Stock or any such new certificate, as the case may be, in each case insured to the Purchaser's reasonable satisfaction.

         6.3 ISSUANCE TAXES. The Company will pay all taxes in connection with the execution and delivery of this Agreement and the Other Agreements and the issuance and sale of the Preferred Stock, and any modification of this Agreement or the Preferred Stock, and will save the Purchaser and any subsequent holder of the Preferred Stock harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by the Purchaser in connection with any reimbursement by the Company) with respect to all such taxes (other than income taxes due resulting from a transfer of the Preferred Stock). The obligations of the Company under this Section 6.3 shall survive the termination of this Agreement.

SECTION 7. REGISTRATION, EXCHANGE AND REPLACEMENT OF PREFERRED STOCK
CERTIFICATES.

         7.1 PREFERRED STOCK REGISTER. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Preferred Stock. The name and address of the Purchaser, the transfer thereof and the name and address of any transferee of the Preferred Stock shall be recorded in such register.

         7.2 ISSUANCE OF NEW PREFERRED STOCK CERTIFICATES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of shares of Preferred Stock to a transferee at the office of the Company designated for notices in accordance with Section 13.1 hereof, the Company shall execute and deliver, at its expense, one or more new certificates of any authorized denomination requested by the Purchaser of the surrendered Preferred Stock, each dated the date to which dividends have been paid on the Preferred Stock so surrendered (or, if no dividends have been paid, the date of the surrendered Preferred Stock), but in the same aggregate unpaid principal amount as the surrendered Preferred Stock, and registered in the name of such Person or Persons as shall be designated in writing by the Purchaser. Every share of Preferred Stock surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Purchaser or by his attorney duly authorized in writing and the transferee.

         7.3 REPLACEMENT OF PREFERRED STOCK CERTIFICATE. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of a Preferred Stock certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of a Preferred Stock certificate, the Company, without charge to the Purchaser, will make and deliver a new Preferred Stock certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Preferred Stock certificate. If any such lost, stolen or destroyed Preferred Stock certificate is owned by the Purchaser or any other holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Preferred Stock certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Preferred Stock certificate, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

SECTION 8. CERTAIN COVENANTS OF THE COMPANY.

                  The Company covenants and agrees that so long as any Preferred Stock shall remain outstanding:

         8.1 CORPORATE EXISTENCE. The Company will (a) take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation, and will not liquidate or dissolve, and (b) take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification unless the Board of Directors of the Company determines in good faith that failure to so qualify would not have a MAE; provided, however, that this Section 8.1 shall not be deemed to prohibit any transaction permitted by
Section 8.6 hereof.

         8.2 GENERAL MAINTENANCE OF PROPERTIES AND BUSINESS, ETC.

                  (a) The Company will, and will cause its Subsidiary to, maintain its properties and assets in normal working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, ordinary wear and tear excepted, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8.2 shall prevent the Company or its Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business, and if in the good faith determination of the Board of Directors of the Company the anticipated effect of such discontinuance is not adverse in any material respect to the Purchaser.

                  (b) The Company will, and will cause its Subsidiary to, maintain with financially sound and reputable insurers, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

                  (c) The Company will, and will cause its Subsidiary to, keep true and accurate books of records and accounts in which full and correct entries will be made with respect to all of its business transactions in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

                  (d) The Company will, and will cause its Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Agreement and except in such cases where the Board of Directors of the Company determines in good faith that failure to do so would not have a MAE.

                  (e) The Company will, and will cause its Subsidiary to, pay prior to delinquency all taxes, assessments and governmental levies which if not paid would have a MAE, and except as contested in good faith and by appropriate proceedings.

         8.3 COMPLIANCE WITH LAW, ETC. Neither the Company nor its Subsidiary will (a) violate any law, ordinance, governmental rule or regulations to which it is or may become subject, the violation of which would have a MAE; or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure so to obtain or maintain the foregoing would not, individually or in the aggregate, have a MAE.

         8.4 PAYMENT OF TAXES AND CLAIMS. The Company and its Subsidiary each will pay and discharge promptly when due:

                  (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Company or such Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially and adversely affected thereby.

         8.5 ERISA.

                  (a) The Company and its Subsidiary will (and with respect to any Title IV Plan, will use reasonable best efforts to cause any ERISA Affiliate
to) continue any and all Plans in compliance with all applicable requirements of the Code, ERISA and the rules and regulations adopted thereunder, in each case as in effect at the time, until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

                  (b) Neither the Company nor any of its ERISA Affiliates will
(i) have any accumulated funding deficiency with respect to any Title IV Plan,
(ii) incur any excise tax or civil penalty under Section 4975 of the Code or
Section 502(i) of ERISA (respectively) with respect to any prohibited transaction involving any Plan in an amount which could reasonably be expected to have an MAE, nor (iii) become obligated to make any contributions to any multi-employer plan (as defined in Section 2.10(g) hereof).

                  (c) Neither the Company nor its Subsidiary (or, solely with respect to a Title IV Plan, any ERISA Affiliate) will permit any event or condition to occur or exist with respect to any Plan if, as a result of such event or condition (together with all other such events or conditions), the Company or any ERISA Affiliate would incur or be reasonably likely to incur a liability to a Plan or the PBGC (or any combination of the foregoing) which is or could be materially adverse in relation to the consolidated financial position of the Company and its Subsidiary.

         8.6 MERGER; CONSOLIDATION. The Company will not merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, transfer all or substantially all of its assets, or liquidate, dissolve or otherwise transfer all if its assets unless (i) the corporation which survives such merger or results from such consolidation (the "surviving corporation") shall be organized under the laws of the United States of America or a jurisdiction thereof, (ii) (A) the Company shall be the surviving corporation or (B) the due and punctual payment of dividends, if any, on the Preferred Stock, and the due and punctual performance and observance of all the covenants in this Agreement, the Articles and the Other Agreements to be performed or observed by the Company, shall be expressly assumed in writing by the surviving corporation by an instrument reasonably satisfactory in form and substance to the holders of at least a majority of the Preferred Stock then outstanding, (iii) immediately after the consummation of the transaction, and after giving effect thereto, Consolidated Tangible Net Worth of the surviving corporation shall not be less than the Consolidated Tangible Net Worth of the Company immediately before consummation of the transaction, and (iv) an opinion of counsel (reasonably satisfactory in form and substance to the holders of at least a majority of the

Preferred Stock then outstanding) is delivered to the Purchaser upon consummation of the transaction to the effect that the conditions in this
Section 8.6 have been satisfied and to the effect that this Agreement, the Preferred Stock and the instrument referred to in clause (ii) (B) of this
Section 8.6 are legal, valid and binding obligations of the surviving corporation, enforceable against the surviving corporation in accordance with their respective terms.

         8.7 RIGHT OF FIRST REFUSAL.

                  (a) If the Company or the Parent wishes to sell or otherwise transfer any shares of the Company's Capital Stock or the Parent's Capital Stock, it shall first give written notice (an "Option Notice") to the Purchaser setting forth the terms and conditions of any such sale or transfer (the "Offer"). The shares of Capital Stock subject to such Offer are referred to in this Section 8.8 as the "Offered Shares."

                  (b) Upon the delivery of an Option Notice by the Company or the Parent, the Purchaser shall have the right (the "First Refusal Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, all, but not less than all, of the Offered Shares covered by the Option Notice. Within ten (10) days after the delivery of the Option Notice (the "Exercise Period"), the Purchaser shall notify the Company or the Parent, as applicable (the "First Refusal Notice"), whether the Purchaser intends to exercise the First Refusal Right. Failure to deliver the First Refusal Notice within the Exercise Period shall constitute a waiver of the First Refusal Right.

                  (c) If the Purchaser exercises the First Refusal Right as to all of the Offered Shares within the Exercise Period, the Company or the Parent, as applicable, shall have the obligation to sell the Offered Shares to the Purchaser at the price, on the terms and subject to the conditions specified in the Offer.

                  (d) If the Purchaser does not exercise the First Refusal Right as to all of the Offered Shares within the Exercise Period, for a period of sixty (60) days commencing immediately upon the expiration of the Exercise Period (the "Third Party Offer Period"), the Company or the Parent, as applicable, may offer to sell the Offered Shares to a third party on terms not more favorable to any such third party than those contained in the Offer (the "Third Party Offer"). If any such Third Party Offer is not consummated within the Third Party Offer Period, the Offered Shares shall again be subject to the restrictions set forth in this Section 8.8.

                  (e) The closing for any purchase of Offered Shares by the Purchaser shall occur at such time and place as the parties shall agree. At the closing, the Purchaser shall pay for the Offered Shares in accordance with the terms of the Offer. The Company or the Parent, as applicable, shall deliver certificates representing the Offered Shares, free and clear of all liens, charges and encumbrances, and properly endorsed for transfer.

SECTION 9. PREFERENCES.

         Except as otherwise provided in the Subordination Agreement, nothing contained in this Section 9 or elsewhere in this Agreement or in the Other Agreements is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness and the Purchaser, the obligation of the Company, which is absolute and unconditional, to pay to the Purchaser the dividends due on the Preferred Stock as and when the same shall become due and payable in accordance with the Articles, or is intended to or shall affect the relative rights of the Purchaser, the creditors of the Company other than the holders of Senior Indebtedness and any other holder of Capital Stock, nor shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law under this Agreement in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Nothing contained in this Section 9 or elsewhere in this Agreement or in the Other Agreements is intended to or shall affect the obligation of the Company to make or prevent the Company from making dividend payments at any time with respect to the Preferred Stock.

SECTION 10. INFORMATION TO BE FURNISHED TO THE PURCHASER.

         10.1 OTHER INFORMATION. The Company will deliver to the Purchaser the following:

                  (a) promptly after submission thereof to the Company, copies of any detailed reports submitted to the Company by its independent certified public accountants in connection with each annual or interim audit of the accounts of the Company made by such accountants;

                  (b) promptly upon distribution thereof, copies of all financial, other statements (including proxy statements and annual environmental audits) and reports or notices, excluding borrowing notices, as the Company shall send to any class of its shareholders (in such capacity), any of the Senior Lenders or any holder of any of its Indebtedness;

                  (c) promptly and, in any event, within 30 days thereafter, notice of the institution of any suit, action or proceeding against the Company, which could, in the reasonable judgment of the Company, have an MAE;

                  (d) promptly upon becoming aware of the occurrence of any (i) "reportable event" (within the meaning of Section 4043 of ERISA) or (ii) prohibited transaction, that could result in a material tax or penalty on the Company or any ERISA Affiliate in connection with any Plan, a written notice specifying the nature thereof, what action the Company or any ERISA Affiliate is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto;

                  (e) promptly after receipt of notice of the exercise of any remedy by a secured party with respect to any of the assets or property of the Company or its Subsidiary;

                  (f) promptly upon request therefor, such other data, filings and information as the Purchaser may from time to time reasonably request; and

                  (g) promptly upon the formation or the acquisition thereof, notice of the formation or acquisition, as the case may be, of any new subsidiary.

         10.2 CONFIDENTIALITY. The Purchaser agrees that it will keep any information obtained by it pursuant to Section 10.1 confidential; provided, however, that the Purchaser may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it or to the National Association of Insurance Commissioners, The Nasdaq Stock Market or similar organizations or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that the Purchaser believes it appropriate in order to comply with any law, order, regulation or ruling applicable to it, (e) subject to Section 13.3 hereof, to the prospective transferee in connection with any contemplated transfer of any of the Preferred Stock; and (f) to the Senior Lenders.

SECTION 11. INTERPRETATION OF AGREEMENT.

         11.1 DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

                  The term "Administrative Agent" shall mean the agent for the Senior Lenders under the Designated Senior Indebtedness.

                  The term "Affiliate," with respect to any Person (hereinafter "such Person"), shall mean any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (b) which beneficially owns or holds 10% or more of the shares of any class of the Voting Stock of such Person, or (c) 10% or more of the shares of any class of Voting Stock of which is beneficially owned or held by such Person or any Affiliate of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company.

                  The term "Articles" shall have the meaning set forth in
Section 1.1 hereof.

                  The term "Board Of Directors" when used herein without reference to any particular Person shall mean the Board of Directors of the Company.

                  The term "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California and Atlanta, Georgia.

                  The term "Capital Lease" shall mean any lease that is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  The term "Capital Stock" of any Person (and when used herein and without reference to any particular Person shall mean the Capital Stock of the Company) means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any other equity interest of such Person. Indebtedness that is convertible into equity securities shall not be deemed to constitute Capital Stock.

                  The term "Closing Date" shall have the meaning set forth in
Section 1.4 hereof.

                  The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  The term "Company" shall mean Crescent Jewelers, a California corporation.

                  The term "Designated Senior Indebtedness" shall mean Indebtedness consisting of (i) revolving credit or other bank loans incurred by the Company for general working capital purposes and (ii) the Indebtedness and other amounts owing under the Senior Loan Agreement including any amendments, renewals, modifications, extensions, increases, substitutions or replacements of or under the Senior Loan Agreement.

                  The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  The term "ERISA Affiliate" shall mean any Person that is under "common control" with the Company within the meaning of Section 4001(b) of ERISA.

                  The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  The term "Financial Statements" shall have the meaning set forth in Section 2.3 hereof.

                  The term "Fiscal Quarter" shall mean each of the four consecutive quarterly periods collectively forming a Fiscal Year.

                  The term "Fiscal Year" shall mean any period of four consecutive quarters ending on the closest Saturday to July 31 of each year.

                  The term "generally accepted accounting principles" or "GAAP" shall mean, as of the date of any determination with respect thereto, United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated.

                  The term "Indebtedness," with respect to any Person, shall mean all items (other than Capital Stock, capital surplus, retained earnings and deferred credits) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases and (c) all guaranties.

                  The term "Indebtedness for Money Borrowed," with respect to any Person, shall mean and include the aggregate amount of, without duplication:
(a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(c) all obligations of such Person under Capital Leases; (d) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; (e) all Indebtedness for property or services acquired by such Person, except accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by more than 90 days or that are being contested in good faith; and (f) any guarantee of Indebtedness described in any of clauses (a) through (f) above, including obligations in respect of letters of credit.

                  The term "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

                  The term "MAE" shall have the meaning set forth in Section 2.2 hereof.

                  The term "Note" shall mean the Company's Senior Subordinated Note due August 28, 2007, issued in an aggregate principal amount of $35,000,000 pursuant to the Note Purchase Agreement, dated of even date herewith, between the Company, the Parent and the Purchaser.

                  The term "Officer's Certificate" shall mean a certificate executed on behalf of a corporation by any of its Chief Executive Officer, President, Vice President of Finance or Chief Financial Officer.

                  The term "Other Agreements" means any and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other agreements or instruments), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company and delivered to and for the benefit of the Purchaser with respect to this Agreement or any of the transactions contemplated by this Agreement.

                  The term "Parent" shall mean Crescent Jewelers, Inc., a Delaware corporation and the parent company of the Company.

                  The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereof.

                  The term "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of the Purchaser (iii) liens or security interests in favor of the Administrative Agent, for the benefit of Administrative Agent and Senior Lenders, (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the Company's ability to use such real property for its intended purpose in connection with Company's business, and (v) liens specifically permitted by the Purchaser in writing.

                  The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

                  The term "Preferred Stock" shall mean the Company's Series A Preferred Stock as further described in the Articles issued and sold pursuant to the terms of this Agreement.

                  The term "Purchase Price" shall have the meaning set forth in
Section 1.3 hereof.

                  The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  The term "Seller Take-Back Paper" shall mean any Indebtedness of the Company incurred in connection with the acquisition of any property, which Indebtedness is owed to the Person or any Affiliate thereof from which such property was acquired.

                  The term "Senior Lenders" shall mean the lenders as defined in the Senior Loan Agreement and/or the lenders under any Designated Senior Indebtedness.

                  The term "Senior Loan Agreement" means the Credit Agreement, dated August 28, 2002, by and between the Company, the Parent and certain of their subsidiaries, the lenders named therein, Bank of America, N.A., as administrative agent, and The CTI Group/Business Credit, Inc., as syndication agent and all documents and instruments executed and delivered pursuant thereto in connection with the loans and advances made thereunder or contemplated thereby, and all amendments, renewals, modifications, extensions, increases, substitutions or replacements of or to such agreements, documents and instruments whether with the same or different lenders or in different amounts or under different terms.

                  The term "Senior Indebtedness" shall mean, as of any date, the principal of, and any accrued and unpaid interest on, Designated Senior Indebtedness; provided, however, that "Senior Indebtedness" shall not include:
(a) any Indebtedness if the terms of the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior in right of payment to the Note, including without limitation, all Indebtedness, accrued interest and other amounts owing under or in respect of the Note; (b) any Indebtedness of the Company to an Affiliate thereof (unless such Indebtedness is Designated Senior Indebtedness); (c) any Indebtedness consisting of accounts payable or accrued liabilities arising in the ordinary course of business; and (d) Seller Take-Back Paper.

                  The term "Senior Subordinated Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to the Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to the Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

                  The term "Subordination Agreement" shall mean that certain Subordination Agreement dated August 28, 2002 by and among the Parent, the Company, the Purchaser and its Subsidiaries and the Administrative Agent.

                  The term "Subsidiary," with respect to any Person, shall mean any corporation or partnership (including any joint venture) at least 50% of the outstanding shares of Voting Stock or similar interest of which are owned, directly or indirectly, by such Person. The term "Subsidiary," when used herein without reference to any particular Person, shall mean, the sole Subsidiary of the Company, Sparkle Insurance Company, a corporation organized under the laws of the Turks and Caicos, British West Indies.

                  The term "this Agreement" shall mean this Series A Preferred Stock Purchase Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

                  The term "Voting Stock," with respect to a corporation, shall mean the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation, and, with respect to any partnership, any partnership interest entitling the holder thereof to share in distributions of partnership income or capital or to make decisions binding such partnership in accordance with the partnership agreement or other governing instrument or applicable law.

         11.2 DIRECTLY OR INDIRECTLY. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

         11.3 ACCOUNTING TERMS All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

         11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         11.5 HEADINGS. The headings of the Sections and other subdivisions of this Agreement have been inserted for convenience of reference only, and shall not be deemed to constitute a part hereof.

         11.6 INDEPENDENCE OF COVENANTS. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

SECTION 12. MISCELLANEOUS.

         12.1 NOTICES. All communications under this Agreement, the Other Agreements or the Preferred Stock shall be in writing and shall be delivered or mailed (i) if to the Purchaser, at the address set forth in Schedule 6.1 hereto, marked for attention as there indicated, or at such other address as the Purchaser may have furnished to the Company in writing, (ii) if to any other holder Preferred Stock, to it at its address listed in the books for the registration and registration of transfer of Preferred Stock required to be maintained by the Company pursuant to Section 7.1 hereof, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if the Company, at the address set forth in Schedule 6.1 hereto, marked for attention as there indicated, or at such other address as the Company may have furnished to the Purchaser and all other holders of the Preferred Stock then outstanding in writing. Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

         12.2 SURVIVAL. All representations, warranties and covenants made by the Parent or the Company herein or by the Company or any Subsidiary in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the delivery of the Preferred Stock to the Purchaser regardless of any investigation made by the Purchaser or on its behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

         12.3 ASSIGNMENT; SALE OF INTEREST. The Company may not sell, assign or transfer this Agreement or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder. The Purchaser may only sell, assign, transfer or otherwise dispose of (collectively, a "Transfer") this Agreement or the Preferred Stock, or any portion hereof or thereof, including, without limitation, the Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder to a Subsidiary of the Purchaser without the prior consent of the Company.

         12.4 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.5 INDEMNIFICATION. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS THE PURCHASER AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED (BUT EXCLUDING THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT)) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         12.6 AMENDMENT AND WAIVER. This Agreement and the Preferred Stock may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and the Purchaser.

         12.7 COUNTERPARTS. This Agreement may be executed and delivered to the Company and the Purchaser simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


                            [Signatures on next page]

         IN WITNESS WHEREOF, the Parent, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.


                                      FRIEDMAN'S INC.



                                      By: /s/ John Mauro
                                          -------------------------------------
                                          John Mauro
                                          Vice President


                                      CRESCENT JEWELERS



                                      By: /s/ Victor M. Suglia
                                          -------------------------------------
                                          Victor M. Suglia
                                          Senior Vice President, Chief Financial
                                          Officer Secretary and Treasurer


                                      CRESCENT JEWELERS INC.



                                      By: /s/ Victor M. Suglia
                                          -------------------------------------
                                          Victor M. Suglia
                                          Senior Vice President, Chief Financial
                                          Officer Secretary and Treasurer

                                                                    SCHEDULE 2.3

                        FINANCIAL INFORMATION EXCEPTIONS

None.

                                                                    SCHEDULE 2.7


                            LIST OF REQUIRED CONSENTS

None.

                                                                   SCHEDULE 2.10


                   PLAN ASSETS INVESTED IN EMPLOYER SECURITIES

None.

                                                                   SCHEDULE 2.11


                               LIST OF LITIGATION

None.

                                                                   SCHEDULE 2.20


                                 LABOR RELATIONS

The Company is party to a collective bargaining agreement that covers 29 of the Company's 1010 employees (numbers are an approximate but substantially accurate).

                                                                   SCHEDULE 2.22


                        BROKER'S OR FINDER'S COMMISSIONS

None.

                                                                    SCHEDULE 6.1




PURCHASER:                                 THE COMPANY:

Friedman's Inc.                            Crescent Jewelers
4 West State Street                        315 11th Street
Savannah, GA  31401                        Oakland, CA  94607
Attention: John Mauro                      Attention: Victor M. Suglia

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                                CRESCENT JEWELERS

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
SECTION 1.  ISSUANCE OF NOTES. .................................................................      1

     Section 1.1     Authorization of Notes ....................................................      1
     Section 1.2     Purchase and Sale of Initial Note .........................................      1
     Section 1.3     Closing ...................................................................      1
     Section 1.4     Use of Proceeds ...........................................................      2
     Section 1.5     Definitions ...............................................................      2

SECTION 2.  GENERAL REPRESENTATIONS AND WARRANTIES .............................................      2

     Section 2.1     Capital Stock; Subsidiaries ...............................................      2
     Section 2.2     Organization and Authority ................................................      2
     Section 2.3     Financial Statements and Other Information; Financial Condition ...........      3
     Section 2.4     Changes ...................................................................      3
     Section 2.5     Licenses, Registrations, etc ..............................................      3
     Section 2.6     Title to Properties; Leases ...............................................      4
     Section 2.7     Compliance with Other Instruments, etc ....................................      4
     Section 2.8     No Materially Adverse Contracts, etc ......................................      4
     Section 2.9     Compliance with Law, etc ..................................................      5
     Section 2.10    Compliance with ERISA .....................................................      5
     Section 2.11    Pending Litigation, etc ...................................................      6
     Section 2.12    Taxes .....................................................................      6
     Section 2.13    Investment Company Act ....................................................      7
     Section 2.14    Outstanding Securities ....................................................      7
     Section 2.15    Corporate Proceedings .....................................................      7
     Section 2.16    Consent, etc ..............................................................      7
     Section 2.17    Compliance with Environmental Laws ........................................      7
     Section 2.18    Full Disclosure ...........................................................      8
     Section 2.19    Validity of Agreements and Notes ..........................................      8
     Section 2.20    Labor Relations ...........................................................      8
     Section 2.21    Broker's or Finder's Commissions ..........................................      9
     Section 2.22    Insurance .................................................................      9
     Section 2.23    Offerees ..................................................................      9

SECTION 3.  REPRESENTATIONS OF THE PURCHASER ...................................................      9

     Section 3.1     Existence .................................................................      9
     Section 3.2     Authority .................................................................      9
     Section 3.3     Investor Status ...........................................................     10
     Section 3.4     Investment For Own Account; Restriction on Transfer .......................     10
     Section 3.5     No ERISA Plan Assets ......................................................     10

SECTION 4.  CONDITIONS OF OBLIGATION TO PURCHASE NOTES .........................................     10

     Section 4.1     Purchase Agreement ........................................................     10

     Section 4.2     Preferred Stock Certificate ...............................................     10
     Section 4.3     Performance of Obligations ................................................     11
     Section 4.4     Representations True; No Event of Default .................................     11
     Section 4.5     Senior Loan Agreement .....................................................     11
     Section 4.6     Subordination Agreement ...................................................     11
     Section 4.7     Legality ..................................................................     11
     Section 4.8     Proceedings, Instruments, etc .............................................     11

SECTION 5.  EXPENSES ...........................................................................     11

SECTION 6.  CERTAIN SPECIAL RIGHTS .............................................................     12

     Section 6.1     Home Office Payment .......................................................     12
     Section 6.2     Delivery Expenses .........................................................     12
     Section 6.3     Issuance Taxes ............................................................     12

SECTION 7.  REGISTRATION, EXCHANGE AND REPLACEMENT OF PREFERRED STOCK CERTIFICATES .............     12

     Section 7.1     Preferred Stock Register ..................................................     12
     Section 7.2     Issuance of New Preferred Stock Certificates Upon Exchange or Transfer ....     12
     Section 7.3     Replacement of Preferred Stock Certificate ................................     13

SECTION 8.  CERTAIN COVENANTS OF THE COMPANY ...................................................     13

     Section 8.1     Corporate Existence .......................................................     13
     Section 8.2     General Maintenance of Properties and Business, etc .......................     13
     Section 8.3     Compliance with Law, etc ..................................................     14
     Section 8.4     Payment of Taxes and Claims ...............................................     14
     Section 8.5     ERISA .....................................................................     15
     Section 8.6     Merger; Consolidation .....................................................     15
     Section 8.7     Right of First Refusal ....................................................     16

SECTION 9.  PREFERENCES ........................................................................     16

SECTION 10. INFORMATION TO BE FURNISHED TO THE PURCHASER .......................................     17

     Section 10.1    Other Information .........................................................     17
     Section 10.2    Confidentiality ...........................................................     18

SECTION 11. INTERPRETATION OF AGREEMENT ........................................................     18

     Section 11.1    Definitions ...............................................................     18
     Section 11.2   Directly or Indirectly .....................................................     23
     Section 11.3    Accounting Terms ..........................................................     23
     Section 11.4    Governing Law .............................................................     23
     Section 11.5    Headings ..................................................................     23
     Section 11.6   Independence of Covenants ..................................................     23

SECTION 12. MISCELLANEOUS ......................................................................     23

     Section 12.1    Notices ...................................................................     23
     Section 12.2    Survival ..................................................................     23

     Section 12.3    Assignment, Sale of Interest ..............................................    244
     Section 12.4    Successors and Assigns ....................................................    244
     Section 12.5    Indemnification ...........................................................    244
     Section 12.6    Amendment and Waiver ......................................................    244
     Section 12.7    Counterparts ..............................................................    244